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                                                                     EXHIBIT 5.1

                                                                February 3, 1995

California Microwave, Inc.
985 Almanor Avenue
Sunnyvale, California 94086

Ladies and Gentlemen:

     You have requested our opinion as counsel for California Microwave, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and issuance of up to 3,500,000 shares (the "Shares") of Common Stock of the Company in connection with the merger of CMI Acquisition Corporation, a Texas corporation and a wholly owned subsidiary of the Company ("Acquisition Corp."), with and into Microwave Networks Incorporated, a Texas corporation ("MNI").

     We have examined the Company's Registration Statement on Form S-4 in the form to be filed with the Securities and Exchange Commission on or about February 3, 1995 (the "Registration Statement"). We further have examined the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company, the signed Agreement and Plan of Reorganization and Merger (the "Agreement") dated January 31, 1995 among the Company, Acquisition Corp. and MNI, and such other documents as we deemed pertinent as a basis for the opinion hereinafter expressed.

     Based on the foregoing examination, we are of the opinion that, upon issuance and sale in the manner described in the Registration Statement and the Agreement, the Shares covered by the Registration Statement will be legally and validly issued, fully paid and nonassessable.

     We are members of the bar of the State of California and, as such, are not experts in the laws of any jurisdiction other than the State of California. We express no opinion in respect of the laws of any jurisdiction other than the State of California and other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus/Proxy Statement which is a part thereof.

                                            Very truly yours,

                                            HOWARD, RICE, NEMEROVSKI, CANADY,
                                            ROBERTSON, FALK & RABKIN
                                            A Professional Corporation

                                            By/s/  RICHARD W. CANADY
                                              Richard W. Canady